Milliman Variable Insurance Trust N-1A/A

Exhibit 99.(d)(ii)

FEE WAIVER AGREEMENT

Milliman Variable Insurance Trust

This Agreement (“Agreement”) is made by Milliman Financial Risk Management LLC (the “Adviser”), investment adviser to the series of Milliman Variable Insurance Trust (the “Trust”) identified on Appendix A (each, a “Fund,” and collectively, the “Funds”), effective as of December 3, 2021.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a separate series of the Trust; and

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and

WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its shareholders to waive a portion of the Adviser’s management fee in an amount equal to a Fund’s acquired fund fees and expenses.

NOW, THEREFORE, by execution of this Agreement, intending to be legally bound hereby, the Adviser agrees as follows:

1.                  Fee Waiver.

With respect to each Fund, the Adviser hereby agrees to waive a portion of the Fund’s management fee in an amount equal to the Fund’s acquired fund fees and expenses for a period to commence on December 3, 2021 and continue through December 31, 2022.

2.                  Termination of Agreement.

(a)       This Agreement may be terminated during the term of the Agreement by the Adviser or the Trust, without payment of any penalty, upon ninety (90) days prior written notice to the other at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Board of Trustees of the Trust (the “Board”) and a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement, or by a vote of a majority of the outstanding voting securities of the Trust. Any termination pursuant to this paragraph 2(a) shall become effective on the date as specifically agreed upon by the Adviser and the Trust.

(b)       Notwithstanding Section 2(a) of this Agreement, the Adviser may not terminate or modify this Agreement without requesting and receiving approval of the Board.

IN WITNESS WHEREOF, the Adviser has caused this Agreement to be effective as of the day and year first above written.

Milliman Financial Risk Management LLC

By: /s/ Adam Schenck

       Adam Schenck, Trustee

ACCEPTED BY:

Milliman Variable Insurance Trust,

on behalf of each Fund

By: /s/ Maria Schiopu

       Maria Schiopu, Principal & Senior Director

APPENDIX A

Funds

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Strategy

1.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul
2.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug
3.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep
4.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct
5.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov
6.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Strategy

7.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul
8.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug
9.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep
10.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct
11.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov
12.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy

13.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan
14.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb
15.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar
16.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr
17.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May
18.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun
19.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul
20.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug

Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy

21.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan
22.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb
23.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar
24.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr
25.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May
26.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun
27.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul
28.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy

29.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan
30.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb
31.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar
32.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr
33.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May
34.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun
35.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul
36.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug

A-1

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Strategy

37.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jan
38.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Feb
39.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Mar
40.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Apr
41.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - May
42.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jun
43.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jul
44.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Strategy

45.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jan
46.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Feb
47.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Mar
48.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Apr
49.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - May
50.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jun
51.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jul
52.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Aug

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy

53.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)
54.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)
55.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Strategy

56.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I)
57.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I)
58.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I)

A-2